Exhibit 10.3

RESTRICTED STOCK AGREEMENT

(Performance-Based Vesting)

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made effective as of the            day of           , 20           (the “Effective Date”), between Christopher & Banks Corporation, a Delaware corporation (the “Company”), and            (“Employee”).

1.                                       Award.

(a)                                  Shares.  Pursuant to the Second Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan (the “Plan”), the number of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), equal to the number of Restricted Shares at the Maximum Award Level specified in Exhibit A (the “Restricted Shares”) shall be issued as hereinafter provided in Employee’s name subject to certain restrictions thereon.

(b)                                 Issuance of Restricted Shares.  The Restricted Shares shall be issued upon execution hereof by Employee and upon satisfaction of the conditions of this Agreement.

(c)                                  Plan Controls.  Employee hereby agrees to be bound by all of the terms and provisions of the Plan, including any which may conflict with those contained in this Agreement.  The Plan is hereby incorporated by reference into this Agreement, and this Agreement is subject in all respects to the terms and conditions of the Plan.  In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.  Except as otherwise defined herein, capitalized terms contained in this Agreement shall have the same meaning as set forth in the Plan.

2.                                       Restricted Shares.  Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

(a)                                  Performance-Based Forfeiture Restrictions.  Unless or until the performance criteria described in Exhibit A are met, the Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of.  Employee shall, for no consideration, forfeit to the Company all Restricted Shares subject to the Performance-Based Forfeiture Restrictions (as hereinafter defined) that do not vest in accordance with Exhibit A.  The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon failure to meet the performance criteria in Exhibit A are herein referred to as “Performance-Based Forfeiture Restrictions”.

(b)                                 Time-Based Forfeiture Restrictions.  The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Time-Based Forfeiture Restrictions (as hereinafter defined) and, in the event of termination of Employee’s employment with the Company or employing subsidiary for any reason other than (i) death or (ii) disability, as defined below, or except as otherwise provided in the last sentence of subsection (c) of this Section 2, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Time-Based Forfeiture Restrictions.  The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as “Time-Based Forfeiture Restrictions”.  The Performance-Based Forfeiture Restrictions and the Time-Based Forfeiture Restricted are collectively referred to herein as the “Forfeiture Restrictions”.  For purposes of this Agreement, “disability” shall mean any physical or mental condition which would qualify Employee for a disability benefit under any long-term disability plan then maintained by the Company or the employing subsidiary.

(c)                                  Lapse of Forfeiture Restrictions.  The Performance-Based Forfeiture Restrictions shall lapse as to the Restricted Shares in accordance with, and to the extent provided in, Exhibit A.  The Time-Based Forfeiture Restrictions shall lapse as to the Issued Restricted Shares (as defined in Exhibit A) in accordance with the following schedule and subject to the provisions of Exhibit A, provided that Employee has been continuously employed by the Company (or any subsidiary of the Company) from the date of this Agreement through the lapse date:

Lapse Dates	Fraction of Total Number of Issued Restricted Shares as to which Time-Based Forfeiture Restrictions Lapse on such Dates

Date the number of Issued Restricted Shares is first determined in accordance with Exhibit A

Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares or the Issued Restricted Shares (once determined) on the earlier of (i) the occurrence of a Change in Control (as such term is defined in Section 10 of the Plan), or (ii) the date Employee’s employment with the Company is terminated by reason of death or disability, as defined above.  In the event Employee’s employment is terminated for any other reason, the Company’s Compensation Committee (the “Committee”) may, in the Committee’s sole discretion, approve the lapse of Time-Based Forfeiture Restrictions as to any or all Issued Restricted Shares still subject to such restrictions, such lapse to be effective on the date of such approval or Employee’s termination date, if later.

(d)                                 Issuance and Custody of Certificates.  The Company shall cause the Restricted Shares to be issued in Employee’s name, either by book-entry registration or issuance of a stock certificate or certificates.  Employee shall not have any voting rights with respect to the Restricted Shares unless and until they are designated as Issued Restricted Shares (as defined in Exhibit A).  Employee shall not be entitled to receive any dividends paid by the Company on its Common Stock with respect to the Restricted Shares unless and until they are designated as Issued Restricted Shares and then only to the extent that dividends are declared after the number of Issued Restricted Shares is determined.  Employee shall forfeit such voting and dividend rights at such time, if at all, as the Issued Restricted Shares are forfeited pursuant to the provisions of this Agreement.  The Restricted Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order.  If any certificate is issued, the certificate shall bear a legend evidencing the nature of the Restricted Shares, and the Company may cause the certificate to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Company as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this Agreement.  If a certificate is issued, upon request of the Committee or its delegate, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions.

Upon the lapse of the Forfeiture Restrictions without forfeiture, and following payment of the applicable withholding taxes pursuant to Section 3 hereof, the Company shall cause the shares upon which Forfeiture Restrictions lapsed (less any shares withheld to pay taxes), free of the restrictions and/or legend described above, to be delivered, either by book-entry registration or in the form of a certificate or certificates, registered in Employee’s name or in the names of Employee’s legal representatives, beneficiaries or heirs, as the case may be.

Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Common Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law.  The Company shall not be obligated to issue or deliver any shares of Common Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.  In addition, the grant of the Restricted Shares and the delivery of any shares of Common Stock pursuant to this Agreement are subject to any clawback policies the Company may adopt in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations of the Securities and Exchange Commission.

3.                                       Income Tax Matters.  In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Employee, are withheld or collected from Employee.  In accordance with the terms of the Plan, and such rules as may be adopted by the Committee under the Plan, Employee may elect to satisfy Employee’s tax withholding obligations arising from the receipt of, or the lapse of restrictions relating to, the Restricted Shares, by (i) delivering cash, a check (bank check, certified check or personal check) or a money order payable to the Company, (ii) having the Company withhold a portion of the Restricted Shares otherwise to be delivered having a Fair Market Value equal to the amount of such taxes, (iii) delivering to the Company shares of Common Stock held by Employee for more than six (6) months (or such period as the Committee may deem appropriate for accounting purposes or otherwise) having a Fair Market Value equal to the amount of such taxes, or (iv) a combination of the methods described above, as approved by the Committee.  If the number of shares of Common Stock to be delivered to Employee is not a whole number, then the number of shares of Common Stock shall be rounded down to the nearest whole number.  Employee’s election regarding satisfaction of withholding obligations must be made on or before the date that the amount of tax to be withheld is determined.

4.                                       Employment Relationship.  Nothing in this Agreement shall be construed as constituting a commitment, guaranty, agreement, or understanding of any kind or nature that the Company or its subsidiaries shall continue to employ Employee, and this Agreement shall not affect in any way the right of the Company or its subsidiaries to terminate the employment of Employee.  For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation of the Company or any successor corporation.  Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, or its delegate, as appropriate, and its determination shall be final.

5.                                       Committee’s Powers.  No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee or, to a delegate to the extent of such delegation, pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Restricted Shares.

6.                                       Binding Effect.  This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all lawful successors to Employee permitted under the terms of the Plan.

7.                                       Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to the principles of conflicts of laws.

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*          *          *          *          *          *          *          *          *

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the date first above written.

CHRISTOPHER & BANKS CORPORATION

By:

Title:

EMPLOYEE

Signed:

EXHIBIT A

Performance Vesting

This Exhibit A to the Restricted Stock Agreement effective                      , 20           (the “Agreement”) contains the performance criteria for the Performance-Based Forfeiture Restrictions to lapse with respect to the Restricted Shares.  Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

Number of Restricted Shares at Threshold, Target and Maximum Award Levels

Award Level	Number of Restricted Shares

Threshold (50% of shares at Target Level)
Target (100%)
Maximum (150% of shares at Target Level)

Lapse of Performance-Based Forfeiture Restrictions

The Performance-Based Forfeiture Restrictions will lapse at the end of a two-year performance period, as determined by the Committee, based on the achievement of the following two performance metrics, each of which will be measured independently.

Metric	Weight	How Calculated
Operating Margin	%

•  Percent calculated as follows: Operating Income (as defined below) / Net Sales (as reported in the Company’s financial statements)

•  The calculated average of operating margin results over the two-year performance period (i.e., (FY One Operating Margin + FY Two Operating Margin) /2) will determine shares earned.

EBIT Margin Percentile	%

•  The Company’s trailing 8 fiscal quarter EBIT (as defined below) margin percentile performance relative to trailing 8 fiscal quarter performance for the peer company group (as defined below).

•  The percentile performance of the Company relative to the EBIT margins of each other company in the peer company group will determine shares earned.

“Operating Income” shall mean income before interest and taxes determined in accordance with Generally Accepted Accounting Principles but prior to accruing expense for (i) any awards under the Company’s annual incentive program for the year or any other performance or guaranteed bonuses paid or accrued by the Company during the fiscal year and based on that fiscal year’s performance, (ii) any discretionary employer matching contributions under the Company’s

401(k) Plan made or accrued in the fiscal year and (iii) excluding the impact (whether positive or negative) thereon of any change in accounting standards or extraordinary items.

“EBIT” shall mean net income before interest and taxes and excludes the impact of non-recurring restructuring costs, discontinued operations, and the impairment of intangible assets.

The following companies are included in the “peer company group”:           .

The performance targets for the two performance metrics are set forth in the table below.  Except as otherwise provided in Section 2(c) of the Agreement, the Performance-Based Forfeiture Restrictions will lapse with respect to the Restricted Shares based on achievement of the following performance targets:

Metric	Threshold	Target	Maximum
Operating Margin (2-year calculated average)%		%	> %
EBIT Margin Percentile (2-year EBIT Margin performance relative to 2-year peer group performance)%		%	> %

If actual performance for a metric falls between the threshold and target levels or between the target and maximum levels set forth in the table, the Performance-Based Forfeiture Restrictions will lapse with respect to the number of Restricted Shares that is linearly interpolated between the award levels based on actual performance compared to the performance target.

Each metric will be measured independently; thus it is possible that one metric, both metrics, or neither metric will result in the Performance-Based Forfeiture Restrictions to lapse.  For illustrative purposes, the following describes how the Performance-Based Forfeiture Restrictions will lapse if both metrics are achieved at the same performance level:

•      If Operating Margin equals           % and EBIT Margin Percentile equals           %: (1) the Performance-Based Forfeiture Restrictions will lapse with respect to the number of Restricted Shares equal to the Threshold Award Level and (2) the number of Restricted Shares equal to the difference between the Maximum Award Level and the Threshold Award Level will be forfeited.

•      If Operating Margin equals           % and EBIT Margin Percentile equals           %: (1) the Performance-Based Forfeiture Restrictions will lapse with respect to the number of Restricted Shares equal to the Target Award Level and (2) the number of Restricted Shares equal to the difference between the Maximum Award Level and the Target Award Level will be forfeited.

•      If Operating Margin equals or exceeds           % and EBIT Margin Percentile equals or exceeds           %, the Performance-Based Forfeiture Restrictions will lapse with respect to the number of Restricted Shares equal to the Maximum Award Level.

•      If Operating Margin is below           % and EBIT Margin Percentile is below           %: (1) no Performance-Based Forfeiture Restrictions will lapse with respect to any Restricted Shares and (2) the number of Restricted Shares equal to the Maximum Award Level will be forfeited.

Included below are additional illustrations if both metrics do not achieve the same performance level or if results are in between performance levels:

•      If Operating Margin equals           % and EBIT Margin Percentile equals           %: (1) the Performance-Based Forfeiture Restrictions will lapse with respect to           % of the Restricted Shares associated with the Operating Margin metric, (2) the Performance-Based Forfeiture Restrictions will lapse with respect to           % of the Restricted Shares associated with the EBIT Margin Percentile metric and (3) the number of Restricted Shares equal to the difference between the Maximum Award Level and the sum of the Restricted Shares in (1) and (2) will be forfeited.

•      If Operating Margin is below           % and EBIT Margin Percentile equals           %: (1) the Performance-Based Forfeiture Restrictions will not lapse with respect to any of the Restricted Shares associated with the Operating Margin metric, (2) the Performance-Based Forfeiture Restrictions will lapse with respect to           % of the Restricted Shares associated with the EBIT Margin Percentile metric and (3) the number of Restricted Shares equal to the difference between the Maximum Award Level and the number of Restricted Shares in (2) will be forfeited.

•      If Operating Margin equals           % and EBIT Margin Percentile equals           %: (1) the Performance-Based Forfeiture Restrictions will lapse with respect to           % of the Restricted Shares associated with the Operating Margin metric, (2) the Performance-Based Forfeiture Restrictions will lapse with respect to           % of the Restricted Shares associated with the EBIT Margin Percentile metric and (3) the number of Restricted Shares equal to the difference between the Maximum Award Level and the sum of the Restricted Shares in (1) and (2) will be forfeited.

The number of Restricted Shares for which the Performance-Based Forfeiture Restrictions lapse in accordance with the performance criteria described above shall be referred to in the Agreement as the “Issued Restricted Shares”.

Chief Financial Officer Certification Required as Condition to Vesting

Prior to the Committee’s determination of the Issued Restricted Shares, the Chief Financial Officer shall certify in writing to the Committee the Operating Margin, which shall be based on the Company’s audited financial statements, and EBIT Margin Percentile.

No Fractional Shares

To the extent the Performance-Based Forfeiture Restrictions or Time-Based Forfeiture Restrictions lapse with respect to a number of shares of Common Stock that is not a whole number, then the number of Restricted Shares shall be rounded down to the nearest whole number.

Please Check the Appropriate Item (One of the lines must be checked):

☐  I do not desire the alternative tax treatment provided for in the Internal Revenue Code Section 83(b).

☐  I do desire the alternative tax treatment provided for in Internal Revenue Code Section 83(b) and desire that forms for such purpose be forwarded to me.

* I acknowledge that the Company has urged me to consult with a tax consultant or advisor of my choice before the above block is checked.

Please furnish the following information for shareholder records:

(Given name and middle initial must be used for stock registry)	Social Security Number

Address (Street)	Birth Date
Month/Day/Year

Address (City)	Day phone number

Address (Zip Code)

United States Citizen: Yes ☐ No ☐

PROMPTLY NOTIFY THIS OFFICE OF ANY CHANGE IN ADDRESS.